Registration No. 333-207109

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 11

 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	5091	35-2529753
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

150 S. Robles Avenue, Suite 650

Pasadena, California 91101

(626) 910-5101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agent Solutions, LLC

900 S. Meadows Parkway

Reno, Nevada 89521

(801) 740-0275

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lance Jon Kimmel, Esq.

SEC Law Firm

11693 San Vicente Boulevard, Suite 357

Los Angeles, California 90049

(310) 207-0665

______________________

Approximate date of commencement of proposed sale of securities to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 ______________________

The Registration Fee was originally calculated and paid in connection with the filing of the Registration Statement on September 24, 2015.

______________________

No exhibits are filed with this Post-Effective Amendment No. 11.

 ______________________

This Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On October 4, 2016 the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-207109) (the “Registration Statement”) of Apex Resources, Inc. (the “Registrant”) relating to the sale from time to time of up to 2,000,000 shares of common stock (the “Registered Shares”) of the Registrant. The Registrant has from time to time amended the Registration Statement after it was declared effective by the Commission.

The Registrant has determined that it will no longer offer for sale or sell any Registered Shares or maintain the effectiveness of the Registration Statement. The Registrant has no contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, this Post-Effective Amendment No. 11 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 11, 920,000 Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 24th day of May, 2018.

APEX RESOURCES, INC.

By:	/s/ JEFF BODNER
Jeff Bodner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFF BODNER	Chief Executive Officer	May 24, 2018
Jeff Bodner	(Principal Executive Officer)

/s/ MEIJUAN FU	Chief Financial Officer (Principal Financial Officer),	May 24, 2018
Meijuan Fu	Secretary and Director

/s/ XIAOYA DENG	Chairman of the Board (Director)	May 24, 2018
Xiaoya Deng

/s/ WING MOON YUEN	Director	May 24, 2018
Wing Moon Yuen

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